Exhibit (c)(3)

PRELIMINARY DRAFT – SUBJECT TO CHANGE

CONFIDENTIAL FEBRUARY 2013

DISCUSSION MATERIALS FOR MAKEMUSIC SPECIAL COMMITTEE

makemusic

LAZARD MIDDLE MARKET LLC

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

CONFIDENTIAL

Disclaimer

The information herein has been prepared by Lazard Middle Market LLC (“LMM”) based upon information supplied by MakeMusic, Inc. (“MakeMusic” or the “Company”) and publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by MakeMusic with respect to the anticipated future performance of the Company. We have assumed and relied upon the accuracy and completeness of the foregoing information without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MakeMusic or concerning the solvency or fair value of MakeMusic, and we have not been furnished with any such valuation or appraisal. With respect to financial forecasts relating to MakeMusic utilized in our analyses, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to future financial performance of MakeMusic. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information were prepared exclusively for the benefit and use of the Special Committee of the Board of Directors of MakeMusic. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of LMM. LMM will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

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PRELIMINARY DRAFT – SUBJECT TO CHANGE

CONFIDENTIAL

Table of Contents

I MARKET AND TRADING PERFORMANCE 1

II MAKEMUSIC FINANCIAL FORECAST AND PRELIMINARY FINANCIAL ANALYSIS 5

APPENDIX

A Management Projections 14

B NOL and R&D Tax Credits 17

C Premia Paid 18

D WACC Calculation 20

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I Market and Trading Performance

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I MARKET AND TRADING PERFORMANCE

MakeMusic Historical Three-Year Stock Price Trading Performance

February 1, 2010 Closing Stock Price

$8.00 $7.00 $6.00

$5.00 $4.56

$4.00

$3.00

Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jan-13

January 31, 2013 Closing Stock Price

$4.08

MakeMusic Earnings Announcement Receipt of Initial LaunchEquity Proposal

Historical Closing Stock Price

Average High Low

6-Month $3.94 $4.12 $3.74

1-Year $4.05 $4.88 $3.50

2-Year $4.46 $5.51 $3.50

3-Year $4.82 $7.00 $3.50

Source: Capital IQ

Note: MakeMusic received initial proposal from LaunchEquity Partners, LLC on 7/15/12, which was publicly disclosed on 7/16/12

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I MARKET AND TRADING PERFORMANCE

MakeMusic Historical Three-Year Indexed Stock Price Performance Comparison

As of February, 1 2010

350

300

250

200

150

100

50

0

Feb-10 Aug-10 Feb-11 Aug-11 Feb-12 Aug-12

As of January 31, 2013

144.7%

137.5%

89.5%

MakeMusic

Selected Companies

S&P 500

NASDAQ Composite

Source: Capital IQ

Note: Selected companies index is market-cap weighted and includes Daegis, Motricity, Sonic Foundry, GlobalSCAPE, Crexendo, Selectica

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I MARKET AND TRADING PERFORMANCE

MakeMusic Historical Three-Year Implied EV/Last 12 Month (“LTM”) Revenue Multiples

As of February 1, 2010

1.82x

1.50x

0.89x

0.83x

9x

6x

3x

0x

Feb-10 Aug-10 Feb-11 Aug-11 Feb-12 Aug-12

MakeMusic

Selected Companies

S&P 500

NASDAQ Composite

As of January 31, 2013

1.90x 1.61x 0.83x 0.75x

Historical Enterprise Value/LTM Revenue

Since Selected NASDAQ

2/1/2010 MakeMusic Companies S&P 500 Composite

Period High 1.54x 8.75x 1.64x 2.08x

Period Average 0.88x 1.93x 1.53x 1.88x

Period Low 0.54x 0.61x 1.36x 1.61x

Source: Capital IQ

Note: Selected companies index is market-cap weighted and includes Daegis, Motricity, Sonic Foundry, GlobalSCAPE, Crexendo, Selectica

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I MARKET AND TRADING PERFORMANCE

MakeMusic Trading Volume at Various Stock Prices[(a)]

Last 30 Days


Volume (000's)
30
20
10
0

	$3.00 - $3.25	$3.25 - $3.50	$3.50 - $3.75	$3.75 - $4.00	$4.00 - $4.25	$4.25 - $4.50	$4.50 - $4.75	$4.75 - $5.00
% Traded:	*0.0%*	*0.0%*	*14.2%*	*61.2%*	*24.6%*	*0.0%*	*0.0%*	*0.0%*
% Cumulative:	*0.0%*	*0.0%*	*14.2%*	*75.4%*	*100%*	*100%*	*100%*	*100%*

Total Volume (thousands):	36.0

Last 60 Days


Volume (000's)
100
50
0

	$3.00 - $3.25	$3.25 - $3.50	$3.50 - $3.75	$3.75 - $4.00	$4.00 - $4.25	$4.25 - $4.50	$4.50 - $4.75	$4.75 - $5.00
% Traded:	*0.0%*	*0.0%*	*3.6%*	*58.6%*	*37.8%*	*0.0%*	*0.0%*	*0.0%*
% Cumulative:	*0.0%*	*0.0%*	*3.6%*	*62.2%*	*100%*	*100%*	*100%*	*100%*

Total Volume (thousands):	139.8

Last 90 Days


Volume (000's)
150
100
50
0

	$3.00 - $3.25	$3.25 - $3.50	$3.50 - $3.75	$3.75 - $4.00	$4.00 - $4.25	$4.25 - $4.50	$4.50 - $4.75	$4.75 - $5.00
% Traded:	*0.0%*	*0.0%*	*2.9%*	*58.2%*	*38.9%*	*0.0%*	*0.0%*	*0.0%*
% Cumulative:	*0.0%*	*0.0%*	*2.9%*	*61.1%*	*100%*	*100%*	*100%*	*100%*

Total Volume (thousands):	173.4

Last 12 Months


Volume (000's)
400
200
0

	$3.00 - $3.25	$3.25 - $3.50	$3.50 - $3.75	$3.75 - $4.00	$4.00 - $4.25	$4.25 - $4.50	$4.50 - $4.75	$4.75 - $5.00
% Traded:	*0.0%*	*2.8%*	*12.1%*	*25.6%*	*43.0%*	*11.2%*	*3.0%*	*2.3%*
% Cumulative:	*0.0%*	*2.8%*	*14.9%*	*40.5%*	*83.5%*	*94.7%*	*97.7%*	*100%*

Total Volume (thousands):	720.1
Volume Weighted Average Price	
Last 90 Days:	$3.63
Last 180 Days:	$3.77
Last 12 Months:	$3.96

Source: Capital IQ
Note: Volume Weighted Average Price includes only trading days on which MakeMusic stock was traded
(a) As of 1/31/13

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PRELIMINARY DRAFT – SUBJECT TO CHANGE

II MakeMusic Financial Forecast and Preliminary Financial Analysis

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II MAKEMUSIC FINANCIAL FORECAST AND PRELIMINARY FINANCIAL ANALYSIS

Summary of MakeMusic Management Financial Projections

Projections were updated by MakeMusic Management as of 1/2013 with the following assumptions:

UPSIDE

Notation

– Net revenue CAGR of 16.4% (2013P-2017P)

% Growth

Garritan

– Gross margins decreasing from 83.3% in 2012A to 81.4% in % Growth

SmartMusic

2017P due to change in product sales mix

% Growth

Other

– Operating leverage increasing adjusted EBITDA margins from % Growth

Total Net Revenue

(7.6%) in 2012A to 22.6% in 2017P

% Growth

2012A

$7.9

(14.2%)

1.0

8.4

16.3%

0.4

(26.6%)

$17.7

4.4%

2013P 2014P 2015P 2016P 2017P

$10.7 $10.9 $10.9 $11.0 $11.1

36.2% 1.6% 0.2% 0.7% 0.7%

1.4 1.7 1.9 2.3 2.7

42.2% 18.3% 13.7% 15.6% 17.6%

10.6 14.7 18.8 23.3 28.5

26.1% 38.2% 28.0% 23.5% 22.8%

0.4 0.4 0.4 0.4 0.4

1.4% 0.0% 0.0% 0.0% 0.0%

$23.2 $27.7 $32.1 $36.9 $42.7

30.9% 19.4% 15.8% 15.0% 15.6%

BASE

Notation

– Net revenue CAGR of 13.0% (2013P-2017P)

% Growth

Garritan

– Gross margins decreasing from 83.3% in 2012A to 81.0% in % Growth

SmartMusic

2017P due to change in product sales mix

% Growth

Other

– Operating leverage increasing adjusted EBITDA margins from % Growth

Total Net Revenue

(7.6%) in 2012A to 18.0% in 2017P

% Growth

$7.9

(14.2%)

1.0

8.4

16.3%

0.4

(26.6%)

$17.7

4.4%

$10.5 $10.7 $8.9 $10.5 $10.6

33.6% 1.6% (17.0%) 18.3% 1.4%

1.4 1.6 1.8 2.0 2.2

35.0% 14.7% 10.9% 12.3% 13.7%

10.5 13.8 16.7 20.2 24.0

24.7% 31.1% 21.1% 21.1% 18.4%

0.4 0.4 0.4 0.4 0.4

1.4% 0.0% 0.0% 0.0% 0.0%

$22.8 $26.5 $27.8 $33.1 $37.3

28.7% 16.0% 4.8% 19.3% 12.5%

DOWNSIDE

Notation

– Net revenue CAGR of 8.2% (2013P-2017P) % Growth

Garritan

% Growth

– Gross margins decreasing from 83.3% in 2012A to 80.5% in

SmartMusic

2017P due to change in product sales mix % Growth

Other

% Growth

– Operating leverage increasing adjusted EBITDA margins from

(7.6%) in 2012A to 14.4% in 2017P Total Net Revenue

% Growth

$7.9

(14.2%)

1.0

8.4

16.3%

0.4

(26.6%)

$17.7

4.4%

$10.2 $10.2 $8.5 $10.1 $10.1

30.2% (0.1%) (16.8%) 18.8% 0.1%

1.3 1.5 1.6 1.7 1.9

30.4% 10.7% 7.3% 8.4% 9.5%

10.3 12.7 14.5 16.5 18.2

22.0% 23.0% 14.9% 13.3% 10.3%

0.4 0.4 0.4 0.4 0.4

1.4% 0.0% 0.0% 0.0% 0.0%

$22.3 $24.8 $25.0 $28.7 $30.6

25.6% 11.2% 1.1% 14.7% 6.5%

Source: Management

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II MAKEMUSIC FINANCIAL FORECAST AND PRELIMINARY FINANCIAL ANALYSIS

MakeMusic Management Projections Comparison

($ in millions)

NET REVENUE

$45 $36 $27 $18 $9 $0

2009 2010 2011 2012 2013 2014 2015 2016 2017

Actual Updated Projection (Upside) Updated Projection (Base) Updated Projection (Downside)

Original Projection (CIM) 1/2010 Projection (Management) 1/2010 Projection (Base) 1/2010 Projection (Downside)

2009 2010 2011 2012 2013 2014 2015 2016 2017

Actual $16.4 $17.1 $17.0 $17.8

Updated Projection (Upside) $16.4 $17.1 $17.0 $17.8 $23.2 $27.7 $32.1 $36.9 $42.7

Updated Projection (Base) $16.4 $17.1 $17.0 $17.8 $22.8 $26.5 $27.8 $33.1 $37.3

Updated Projection (Downside) $16.4 $17.1 $17.0 $17.8 $22.3 $24.8 $25.0 $28.7 $30.6

Original Projection (CIM)(a) $16.4 $17.1 $17.0 $18.6 $24.5 $31.0 $42.0

1/2010 Projection (Management)(b) $16.1 $18.3 $21.4 $25.8

1/2010 Projection (Base)(b) $16.1 $17.2 $18.6 $20.3

1/2010 Projection (Downside)(b) $16.1 $16.7 $17.3 $17.7

Source: Management

(a) Shown as reflected in MakeMusic Confidential Information Memorandum (“CIM”) dated 9/28/12, excludes stock-based compensation (“SBC”)

addback

(b) Does not include actual year-end adjustments

Note: FY 2012 financials are unaudited

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MakeMusic Management Projections Comparison (cont’d.)

($ in millions)

ADJUSTED EBITDA

$12 $10 $8 $6 $4 $2 $0

($2)

($4)

2009 2010 2011

2012

2013 2014 2015 2016 2017

Actual (Adjusted EBITDA) Updated Projection (Upside) Updated Projection (Base) Updated Projection (Downside)

Original Projection (CIM) 1/2010 Projection (Management) 1/2010 Projection (Base) 1/2010 Projection (Downside)

2009 2010 2011 2012 2013 2014 2015 2016 2017

Actual (Adjusted EBITDA)(a) $2.8 $2.9 $2.5 ($1.3)

Updated Projection (Upside)(a) $2.8 $2.9 $2.5 ($1.3) $2.3 $4.1 $5.4 $7.3 $9.7

Updated Projection (Base)(a) $2.8 $2.9 $2.5 ($1.3) $2.0 $3.6 $3.0 $5.3 $6.7

Updated Projection (Downside)(a) $2.8 $2.9 $2.5 ($1.3) $1.5 $3.0 $2.0 $4.1 $4.4

Original Projection (CIM)(b) $2.5 $2.4 $2.1 ($1.9) $2.0 $4.4 $11.0

1/2010 Projection (Management)(c) $1.6 $2.8 $4.3 $6.9

1/2010 Projection (Base)(c) $1.6 $2.0 $2.1 $2.6

1/2010 Projection (Downside)(c) $1.6 $1.6 $1.1 $0.6

Source: Management

(a) EBITDA with actual year-end adjustments as reported by Management, plus non-cash, stock-based compensation (b) Shown as reflected in CIM

(c) Does not include actual year-end adjustments

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MakeMusic Preliminary Financial Analysis Summary

METHODOLOGY

Discounted Cash Flow Analysis

Downside Case(a)

Base Case(a)

Upside Case(a)

Selected Public Companies Analysis(b)

Selected Precedent Transactions Analysis(b)

Implied Premia Paid 1/31/13(c)

Implied Premia Paid 7/13/12(c)(d)

52-Week Low to High Closing Stock Price(c)

EQUITY VALUE PER SHARE REFERENCE RANGES

$3.83

$5.34

$4.89

$6.76

$5.93

$8.13

$4.15

$4.68

$4.68

$8.63

$5.23

$7.37

$4.61

$6.49

$2.99

$4.90

$0 $2 $4 $6 $8 $10

COMMENTS

Exit Multiple of TEV/2017P Revenue: 0.63x – 1.06x

Exit Multiple of TEV/2017P Revenue: 0.63x – 1.06x

Exit Multiple of TEV/2017P Revenue: 0.63x – 1.06x

Implied TEV/LTM Revenue: 0.83x — 0.98x

Implied TEV/LTM Revenue: 0.98x — 2.08x

Premia Applied: 28.3% — 80.7%

Premia Applied: 28.3% — 80.7%

ESTIMATED PRESENT VALUE PER

SHARE OF NOL AND

R&D TAX CREDIT

Upside Base Downside

$0.63 $0.59 $0.49

01/31/13 Company Closing Stock Price: $4.08 LaunchEquity Proposal: $4.50

Sources: Management projections, public filings, press releases, CapitalIQ

Note: FY 2012 Company financials are unaudited

(a) Per share price calculated using 1/31/13 estimated cash balance, 2017P net revenue and 4.939 million diluted shares, per Management (b) Per share price calculated using 12/31/12 estimated cash balance, 2012 actual net revenue and 4.939 million diluted shares, per Management (c) For informational purposes (d) Reflects last trading day prior to receipt of LaunchEquity’s initial proposal

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Discounted Cash Flow Analysis – Downside Case

($ in millions, except per share data)

	Fiscal Year Ending December 31,				
	2013P[(a)]	2014P	2015P	2016P	2017P
EBIT	**($0.2)**	**$1.0**	**$0.1**	**$2.2**	**$2.4**
Less: Cash Taxes	0.1	(0.3)	(0.0)	(0.7)	(0.8)
Unlevered Net Income	**($0.1)**	**$0.7**	**$0.0**	**$1.4**	**$1.6**
Plus: Depreciation & Amortization	$1.5	$1.7	$1.7	$1.7	$1.8
Plus: Stock-Based Compensation	0.2	0.2	0.2	0.3	0.3
Less: Capital Expenditures	0.0	(0.2)	(0.2)	(0.3)	(0.3)
(Increase)/Decrease in Net Working Capital	(1.4)	0.1	0.2	1.4	0.7
Unlevered Free Cash Flow	**$0.1**	**$2.5**	**$2.0**	**$4.5**	**$4.0**

Discount Rate	Total Enterprise Value ("TEV") Assuming Exit Multiple of 2017P Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	$16.0	$18.7	$21.5	51.6%	58.7%	64.0%
21.0%	15.0	17.5	20.0	50.8%	57.9%	63.2%
23.0%	14.0	16.4	18.7	49.9%	57.1%	62.5%

Discount Rate	Total Enterprise Value ("TEV") As a Multiple of 2012A Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	0.90x	1.05x	1.21x	$4.23	$4.79	$5.34
21.0%	0.84x	0.98x	1.13x	4.02	4.54	5.05
23.0%	0.79x	0.92x	1.05x	3.83	4.31	4.78

Source: Management projections

(a) Discounted to present value as of 2/1/13 – 2013 cash flow is full-year cash flow multiplied by (11/12)

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Discounted Cash Flow Analysis – Base Case

($ in millions, except per share data)

	Fiscal Year Ending December 31,				
	2013P[(a)]	2014P	2015P	2016P	2017P
EBIT	**$0.3**	**$1.6**	**$1.0**	**$3.2**	**$4.6**
Less: Cash Taxes	(0.1)	(0.6)	(0.3)	(1.1)	(1.5)
Unlevered Net Income	**$0.2**	**$1.1**	**$0.7**	**$2.1**	**$3.0**
Plus: Depreciation & Amortization	$1.5	$1.7	$1.8	$1.9	$1.9
Plus: Stock-Based Compensation	0.2	0.2	0.2	0.3	0.3
Less: Capital Expenditures	0.0	(0.3)	(0.3)	(0.3)	(0.4)
(Increase)/Decrease in Net Working Capital	(0.9)	0.4	0.5	2.4	1.7
Unlevered Free Cash Flow	**$0.9**	**$3.2**	**$2.9**	**$6.3**	**$6.5**

Discount Rate	Total Enterprise Value ("TEV") Assuming Exit Multiple of 2017P Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	$21.8	$25.1	$28.5	46.1%	53.2%	58.7%
21.0%	20.4	23.5	26.6	45.2%	52.4%	57.9%
23.0%	19.2	22.1	24.9	44.4%	51.5%	57.1%

Discount Rate	Total Enterprise Value ("TEV") As a Multiple of 2012A Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	1.23x	1.42x	1.60x	**$5.41**	**$6.09**	**$6.76**
21.0%	1.15x	1.32x	1.50x	**5.14**	**5.76**	**6.39**
23.0%	1.08x	1.24x	1.40x	**4.89**	**5.47**	**6.04**

Source: Management projections

(a) Discounted to present value as of 2/1/13 – 2013 cash flow is full-year cash flow multiplied by (11/12)

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Discounted Cash Flow Analysis – Upside Case

($ in millions, except per share data)

	Fiscal Year Ending December 31,				
	2013P[(a)]	2014P	2015P	2016P	2017P
EBIT	**$0.6**	**$2.2**	**$3.4**	**$5.2**	**$7.5**
Less: Cash Taxes	(0.2)	(0.7)	(1.2)	(1.8)	(2.5)
Unlevered Net Income	**$0.4**	**$1.4**	**$2.2**	**$3.4**	**$4.9**
Plus: Depreciation & Amortization	$1.5	$1.7	$1.8	$1.9	$1.9
Plus: Stock-Based Compensation	0.2	0.2	0.3	0.3	0.3
Less: Capital Expenditures	0.0	(0.3)	(0.3)	(0.3)	(0.4)
(Increase)/Decrease in Net Working Capital	(0.7)	0.6	0.8	3.1	2.5
Unlevered Free Cash Flow	**$1.2**	**$3.7**	**$4.8**	**$8.3**	**$9.2**

Discount Rate	Total Enterprise Value ("TEV") Assuming Exit Multiple of 2017P Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	$27.5	$31.4	$35.2	41.7%	48.8%	54.4%
21.0%	25.9	29.4	32.9	40.9%	48.0%	53.6%
23.0%	24.4	27.6	30.9	40.1%	47.2%	52.7%

Discount Rate	Total Enterprise Value ("TEV") As a Multiple of 2012A Revenue			Terminal Value as a % of TEV Assuming Exit Multiple of 2017P Revenue of		
	0.63x	0.85x	1.06x	0.63x	0.85x	1.06x
19.0%	1.55x	1.77x	1.98x	**$6.58**	**$7.35**	**$8.13**
21.0%	1.46x	1.66x	1.86x	**6.24**	**6.96**	**7.67**
23.0%	1.37x	1.56x	1.74x	**5.93**	**6.59**	**7.25**

Source: Management projections
(a) Discounted to present value as of 2/1/13 – 2013 cash flow is full-year cash flow multiplied by (11/12)

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Selected Companies Analysis

($ in millions, volume in millions of shares)

SELECTED COMPANIES ANALYSIS

Company	Closing Stock Price	% of 52-Week High	% of 52-Week Low	Market Cap	Enterprise Value	LTM Gross Margin	3-Yr Revenue CAGR	EV/LTM Revenue	Daily Volume
Daegis Inc.	$1.25	64.1%	195.3%	$18.5	$33.0	64.8%	(3.5%)	0.81x	0.0057
Sonic Foundry Inc.	$6.37	70.1%	112.3%	$26.7	$23.5	72.6%	0.7%	0.90x	0.0135
Motricity, Inc.	$0.43	23.0%	117.1%	$19.8	$22.8	62.0%	(1.9%)	0.20x	0.1401
GlobalSCAPE, Inc.	$1.36	53.3%	101.5%	$25.3	$21.1	94.0%	2.2%	0.95x	0.0236
Crexendo, Inc.	$2.55	58.0%	127.5%	$27.2	$19.6	71.4%	(25.6%)	0.99x	0.0073
Selectica, Inc.	$8.55	87.7%	290.8%	$24.9	$18.8	59.4%	6.3%	1.23x	0.0072
Max				$27.2	$33.0	94.0%	6.3%	1.23x	0.1401
75th Percentile				$26.4	$23.3	72.3%	1.8%	0.98x	0.0211
Median				$25.1	$22.0	68.1%	(0.6%)	0.92x	0.0104
Mean				$23.7	$23.1	70.7%	(3.6%)	0.85x	0.0329
25th Percentile				$21.1	$20.0	62.7%	(3.1%)	0.83x	0.0072
Min				$18.5	$18.8	59.4%	(25.6%)	0.20x	0.0057
MakeMusic Inc.	**$4.08**	**83.3%**	**136.5%**	**$20.1**	**$14.4**	**83.3%**	**2.6%**	**0.81x**	**0.0004**

Source: CapitalIQ and public filings

Note: Market information as of 1/31/13

Note: Motricity completed share rights offering in 10/12 from which it expected to receive net proceeds of $28 million in cash in exchange for 46.2 million subscription rights to holders of its common stock. Updated balance sheets have not been published and results of this rights offering have been excluded from Motricity's enterprise value

12 | LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

II MAKEMUSIC FINANCIAL FORECAST AND PRELIMINARY FINANCIAL ANALYSIS

Selected Precedent Transactions Analysis

($ in millions)

Date Closed	Buyer	Target	Target Business Description	Implied EV	Implied EV/ LTM Revenue
Dec-12	Actian	Versant	Develops and delivers database management software for complex and mission-critical applications	$15.1	0.98x
Mar-12	Saba	HumanConcepts	Provides business software solutions for organizational changes of growth, rightsizing, and reorganization	$23.5	2.08x
Mar-12	Monotype Imaging	Bitstream - Font Business	Develops software related to mobile browsing, font rendering, and automated marketing communications	$50.0	2.94x
Mar-12	Inuvo	Vertro	Provides Internet software including toolbars, customizable homepages, and search boxes	$15.3	0.48x
Jan-12	AT&T	Superclick	Offers Linux-based software product for provisioning and administrating Internet access over networks	$12.3	1.09x
Sep-11	Attunity	RepliWeb	Provides enterprise software and support solutions for securing digital assets and files	$13.9	1.64x
Apr-11	Bottomline Technologies	Allegient Systems	Provides software and services that assist legal departments in managing bill payment and expenses	$48.0	3.32x
Dec-10	PAETEC Software	Formula Telecom Solutions	Offers billing and customer care software and related services	$13.0	1.65x
Mar-10	Trustwave Holdings	Intellitactics	Provides data protection, retention, and backup software	$7.1	0.54x

	Implied EV	Implied EV/ LTM Revenue
Max	**$50.0**	**3.32x**
75th Percentile	**$23.5**	**2.08x**
Median	**$15.1**	**1.64x**
Mean	**$22.0**	**1.64x**
25th Percentile	**$13.0**	**0.98x**
Min	**$7.1**	**0.48x**

13 LAZARD

Source: Public filings

PRELIMINARY DRAFT – SUBJECT TO CHANGE

Appendix

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

A Management Projections

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

A MANAGEMENT PROJECTIONS

MakeMusic Consolidated P&L – Downside Case

($ in millions)

	Fiscal Year Ending December 31,								CAGR	
	2010A	2011A	2012A	2013P	2014P	2015P	2016P	2017P	2010A-2012A	2013P-2017P
Net Revenues:										
Notation	$10.3	$9.2	$7.9	$10.2	$10.2	$8.5	$10.1	$10.1	*(12.5%)*	*(0.3%)*
% Growth		*(10.9%)*	*(14.2%)*	*30.2%*	*(0.1%)*	*(16.8%)*	*18.8%*	*0.1%*		
Garritan			1.0	1.3	1.5	1.6	1.7	1.9	*NA*	*9.0%*
% Growth				*30.4%*	*10.7%*	*7.3%*	*8.4%*	*9.5%*		
SmartMusic	6.1	7.3	8.4	10.3	12.7	14.5	16.5	18.2	*17.7%*	*15.3%*
% Growth		*19.2%*	*16.3%*	*22.0%*	*23.0%*	*14.9%*	*13.3%*	*10.3%*		
Other	0.8	0.6	0.4	0.4	0.4	0.4	0.4	0.4	*(26.5%)*	-
% Growth		*(26.3%)*	*(26.6%)*	*1.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*		
Total Net Revenue	**$17.1**	**$17.0**	**$17.7**	**$22.3**	**$24.8**	**$25.0**	**$28.7**	**$30.6**	*1.7%*	*8.2%*
% Growth		*(0.9%)*	*4.4%*	*25.6%*	*11.2%*	*1.1%*	*14.7%*	*6.5%*		
Total Cost of Sales	**$2.8**	**$2.8**	**$3.0**	**$3.6**	**$4.2**	**$4.8**	**$5.5**	**$6.0**	*2.3%*	*13.8%*
% of Sales	*16.5%*	*16.2%*	*16.7%*	*15.9%*	*16.8%*	*19.0%*	*19.1%*	*19.5%*		
Total Gross Profit	**$14.3**	**$14.2**	**$14.8**	**$18.7**	**$20.6**	**$20.3**	**$23.2**	**$24.6**	*1.6%*	*7.1%*
Margin	*83.5%*	*83.8%*	*83.3%*	*84.1%*	*83.2%*	*81.0%*	*80.9%*	*80.5%*		
Total Operating Expenses	**$13.8**	**$14.1**	**$19.8**	**$18.9**	**$19.6**	**$20.2**	**$21.1**	**$22.2**	*19.5%*	*4.1%*
% of Sales	*80.7%*	*83.0%*	*111.3%*	*84.9%*	*79.2%*	*80.8%*	*73.4%*	*72.7%*		
Income (Loss) from Operations	**$0.5**	**$0.1**	**($5.0)**	**($0.2)**	**$1.0**	**$0.1**	**$2.2**	**$2.4**	*NA*	*NA*
Margin	*2.8%*	*0.8%*	*(28.0%)*	*(0.9%)*	*4.0%*	*0.3%*	*7.5%*	*7.9%*		
Depreciation and Amortization	1.1	1.1	1.4	1.5	1.7	1.7	1.7	1.8		
EBITDA	**$1.5**	**$1.3**	**($3.6)**	**$1.3**	**$2.7**	**$1.8**	**$3.9**	**$4.2**	*NA*	*34.3%*
Margin	*9.0%*	*7.5%*	*(20.3%)*	*5.7%*	*10.9%*	*7.2%*	*13.4%*	*13.6%*		
Adjustments	0.9	0.8	2.0	-	-	-	-	-		
Non-Cash Items:										
Stock Based Compensation	*0.4*	*0.4*	*0.2*	*0.2*	*0.2*	*0.2*	*0.3*	*0.3*		
Adjusted EBITDA	**$2.9**	**$2.5**	**($1.3)**	**$1.5**	**$3.0**	**$2.0**	**$4.1**	**$4.4**	NA	*30.7%*
Margin	*16.7%*	*14.9%*	*(7.6%)*	*6.8%*	*11.9%*	*8.1%*	*14.3%*	*14.4%*		

Source: MakeMusic public filings and Management

Note: Adjustments include patent litigation expenses, consultant fees, executive recruiting/separation, acquisition/integration costs, branding, shareholder related/tax asset (NOL) protection, financial advisory expenses, and state sales taxes. 2012 financials are preliminary and unaudited

Note: NA denotes not applicable

14 LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

A MANAGEMENT PROJECTIONS

MakeMusic Consolidated P&L – Base Case

($ in millions)

Fiscal Year Ending December 31,

Net Revenues:

Notation

% Growth

Garritan

% Growth

SmartMusic

% Growth

Other

% Growth

Total Net Revenue

% Growth

Total Cost of Sales

% of Sales

Total Gross Profit

Margin

Total Operating Expenses

% of Sales

Income (Loss) from Operations

Margin

Depreciation and Amortization

EBITDA

Margin

Adjustments Non-Cash Items:

Stock Based Compensation

Adjusted EBITDA

Margin

2010A

$10.3 6.1 0.8 $17.1 $2.8 16.5% $14.3 83.5% $13.8 80.7% $0.5 2.8% 1.1 $1.5 9.0% 0.9 0.4 $2.9 16.7%

2011A

$9.2 (10.9%) 7.3 19.2% 0.6 (26.3%) $17.0 (0.9%) $2.8 16.2% $14.2 83.8% $14.1 83.0% $0.1 0.8% 1.1 $1.3 7.5% 0.8 0.4 $2.5 14.9%

2012A

$7.9 (14.2%) 1.0 8.4 16.3% 0.4 (26.6%) $17.7 4.4% $3.0 16.7% $14.8 83.3% $19.8 111.3% ($5.0) (28.0%) 1.4 ($3.6) (20.3%) 2.0 0.2 ($1.3) (7.6%)

2013P 2014P 2015P 2016P 2017P

$10.5 $10.7 $8.9 $10.5 $10.6

33.6% 1.6% (17.0%) 18.3% 1.4% 1.4 1.6 1.8 2.0 2.2 35.0% 14.7% 10.9% 12.3% 13.7% 10.5 13.8 16.7 20.2 24.0 24.7% 31.1% 21.1% 21.1% 18.4% 0.4 0.4 0.4 0.4 0.4 1.4% 0.0% 0.0% 0.0% 0.0% $22.8 $26.5 $27.8 $33.1 $37.3 28.7% 16.0% 4.8% 19.3% 12.5% $3.6 $4.4 $5.1 $6.2 $7.1 15.8% 16.6% 18.5% 18.7% 19.0% $19.2 $22.1 $22.6 $26.9 $30.2 84.2% 83.4% 81.5% 81.3% 81.0% $18.9 $20.5 $21.6 $23.7 $25.6 83.0% 77.3% 77.9% 71.6% 68.8% $0.3 $1.6 $1.0 $3.2 $4.6 1.2% 6.1% 3.6% 9.7% 12.2% 1.5 1.7 1.8 1.9 1.9 $1.8 $3.3 $2.8 $5.1 $6.4 7.7% 12.6% 10.0% 15.3% 17.3% —  —  —  —  —  0.2 0.2 0.2 0.3 0.3 $2.0 $3.6 $3.0 $5.3 $6.7 8.7% 13.6% 10.9% 16.1% 18.0%

CAGR

2010A-2012A 2013P-2017P

(12.5%) 0.3%

NA 12.9%

17.7% 22.8% (26.5%) - 1.7% 13.0% 2.3% 18.3% 1.6% 11.9% 19.5% 7.9%

NA 100.6%

NA 38.5%

NA 35.6%

Source: MakeMusic public filings and Management

Note: Adjustments include patent litigation expenses, consultant fees, executive recruiting/separation, acquisition/integration costs, branding, shareholder related/tax asset (NOL) protection, financial advisory expenses, and state sales taxes. 2012 financials are preliminary and unaudited Note: NA denotes not applicable

15 | LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

A MANAGEMENT PROJECTIONS

MakeMusic Consolidated P&L – Upside Case

($ in millions)

	Fiscal Year Ending December 31,								CAGR	
	2010A	**2011A**	**2012A**	**2013P**	**2014P**	**2015P**	**2016P**	**2017P**	**2010A-2012A**	**2013P-2017P**
Net Revenues:										
Notation	$10.3	$9.2	$7.9	$10.7	$10.9	$10.9	$11.0	$11.1	*(12.5%)*	*0.8%*
% Growth		*(10.9%)*	*(14.2%)*	*36.2%*	*1.6%*	*0.2%*	*0.7%*	*0.7%*		
Garritan			1.0	1.4	1.7	1.9	2.3	2.7	*NA*	*16.3%*
% Growth				*42.2%*	*18.3%*	*13.7%*	*15.6%*	*17.6%*		
SmartMusic	6.1	7.3	8.4	10.6	14.7	18.8	23.3	28.5	*17.7%*	*28.0%*
% Growth		*19.2%*	*16.3%*	*26.1%*	*38.2%*	*28.0%*	*23.5%*	*22.8%*		
Other	0.8	0.6	0.4	0.4	0.4	0.4	0.4	0.4	*(26.5%)*	-
% Growth		*(26.3%)*	*(26.6%)*	*1.4%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*		
Total Net Revenue	**$17.1**	**$17.0**	**$17.7**	**$23.2**	**$27.7**	**$32.1**	**$36.9**	**$42.7**	*1.7%*	*16.4%*
% Growth		*(0.9%)*	*4.4%*	*30.9%*	*19.4%*	*15.8%*	*15.0%*	*15.6%*		
Total Cost of Sales	**$2.8**	**$2.8**	**$3.0**	**$3.6**	**$4.6**	**$5.8**	**$6.8**	**$7.9**	*2.3%*	*21.6%*
% of Sales	*16.5%*	*16.2%*	*16.7%*	*15.6%*	*16.7%*	*18.0%*	*18.3%*	*18.6%*		
Total Gross Profit	**$14.3**	**$14.2**	**$14.8**	**$19.6**	**$23.1**	**$26.3**	**$30.1**	**$34.8**	*1.6%*	*15.4%*
Margin	*83.5%*	*83.8%*	*83.3%*	*84.4%*	*83.3%*	*82.0%*	*81.7%*	*81.4%*		
Total Operating Expenses	**$13.8**	**$14.1**	**$19.8**	**$19.0**	**$20.9**	**$22.9**	**$24.9**	**$27.3**	*19.5%*	*9.4%*
% of Sales	*80.7%*	*83.0%*	*111.3%*	*81.8%*	*75.5%*	*71.4%*	*67.5%*	*63.9%*		
Income (Loss) from Operations	**$0.5**	**$0.1**	**($5.0)**	**$0.6**	**$2.2**	**$3.4**	**$5.2**	**$7.5**	*NA*	*88.2%*
Margin	*2.8%*	*0.8%*	*(28.0%)*	*2.6%*	*7.8%*	*10.6%*	*14.1%*	*17.6%*		
Depreciation and Amortization	1.1	1.1	1.4	1.5	1.7	1.8	1.9	1.9		
EBITDA	**$1.5**	**$1.3**	**($3.6)**	**$2.1**	**$3.9**	**$5.2**	**$7.1**	**$9.4**	*NA*	*46.0%*
Margin	*9.0%*	*7.5%*	*(20.3%)*	*8.9%*	*14.0%*	*16.2%*	*19.1%*	*22.0%*		
Adjustments	0.9	0.8	2.0	-	-	-	-	-		
Non-Cash Items:										
Stock Based Compensation	*0.4*	*0.4*	*0.2*	*0.2*	*0.2*	*0.3*	*0.3*	*0.3*		
Adjusted EBITDA	**$2.9**	**$2.5**	**($1.3)**	**$2.3**	**$4.1**	**$5.4**	**$7.3**	**$9.7**	NA	*43.1%*
Margin	*16.7%*	*14.9%*	*(7.6%)*	*9.9%*	*14.9%*	*16.9%*	*19.8%*	*22.6%*		

Source: MakeMusic public filings and Management

Note: Adjustments include patent litigation expenses, consultant fees, executive recruiting/separation, acquisition/integration costs, branding, shareholder related/tax asset (NOL) protection, financial advisory expenses, and state sales taxes. 2012 financials are preliminary and unaudited

Note: NA denotes not applicable

16 LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

B NOL and R&D Tax Credits

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

B NOL AND R&D TAX CREDITS

Net Operating Losses and R&D Tax Credits

Transaction Assumptions			
NOLs – Total Federal	$12,628,598	Corporate Tax Rate	*34.0%*
2012 Loss (Upside)	($1,626,000)	Discount Rate	*20.8%*
2012 Loss (Base and Downside)	($1,547,000)	Long-term Exempt Tax Rate	*3.1%*

	Upside	Base	Downside	
Tax Benefit from NOL and RD Credit Carryovers				
Section 382 Limit – pre-2007 NOLs	977,840	977,840	977,840	*c*
Total NOL Carryovers + 2012 Loss	14,254,598	14,175,598	14,175,598	
Expire before Utilized	-	-	-	
Total NOL Carryovers + 2012 Loss Expected to be Used	14,254,598	14,175,598	14,175,598	
PV of Tax Savings – NOLs	**2,968,728**	**2,798,761**	**2,266,932**	
Total RD Credits	1,331,083	1,331,083	1,331,083	
RD Credits to Expire before Utilized	(191,734)	(191,734)	(191,734)	
Total RD Credits Expected to be Used	1,139,349	1,139,349	1,139,349	
PV of Tax Savings – RD Credits	**138,943**	**138,943**	**133,089**	
Net Tax Benefits	3,107,672	2,937,704	2,400,021	***a,b***
Gross Tax Benefits to Buyer	N/A	N/A	N/A	
Less: Incremental Tax Cost	**3,107,672**	**2,937,704**	**2,400,021**	***d,e***
Diluted Shares Outstanding	*4,938,994*	*4,938,994*	*4,938,994*	
Per Diluted Share Outstanding Value	**$0.63**	**$0.59**	**$0.49**	

Source: *Wipfli materials provided on 1/28/13 and 1/29/13*

Note: N/A denotes not applicable

(a) Based upon utilization of NOLs per Management

(b) PV tax savings on tax benefits includes utilization of R&D credits that may be used after NOLs are exhausted

(c) For pre-2007 NOLs, limitation cannot be more than Section 382 limitation under prior ownership change. Capped at previous $977,000 amount

(d) PV and net tax benefit calculations only account for federal NOLs and R&D credits. Minnesota NOLs and R&D credits have not been considered as the Company's Minnesota apportionment percentage has been declining steadily over time (12% currently) as the Company sells more products outside Minnesota

(e) PV tax savings on NOLs and R&D credits are dependent upon the Company generating taxable income based upon net income per books + changes in temporary differences per Management

17 | LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

C Premia Paid

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE

C PREMIA PAID

Premia Paid

($ in millions)

Includes all-cash transactions announced between January 31, 2010 – January 31, 2013 with transaction values of between $5mm and $50mm

Unaffected Date	Announced Date	Target	Acquiror	Transaction Value	Premium to: 1 Day Prior	Premium to: 30-Days Prior	Premium to: 60-Days Prior
11/08/2010	11/09/2010	BakBone Software, Inc.	Quest Software Inc.	$49.9	32.0%	120.0%	94.1%
01/17/2011	01/18/2011	Technology Research Corp.	Coleman Cable, Inc.	$49.4	84.6%	100.6%	94.1%
09/14/2012	09/17/2012	Learning Tree International Inc.	Collins Family Foundation	$47.1	23.5%	7.6%	17.2%
07/19/2011	07/20/2011	Icagen, Inc.	Pfizer Inc.	$47.0	(22.6%)	135.3%	110.5%
11/09/2011	11/10/2011	Bitstream Inc.	Monotype Imaging Holdings Inc.	$46.5	(21.1%)	(22.0%)	(18.5%)
06/28/2012	06/29/2012	Blackwater Midstream Corp.	ArcLight Capital Partners	$42.4	20.8%	25.5%	18.5%
12/22/2011	12/23/2011	Baldwin Technology Company, Inc.	Forsyth Capital Investors	$39.5	104.3%	39.1%	(19.3%)
09/17/2012	09/18/2012	Ditech Networks, Inc.	Nuance Communications, Inc.	$39.0	79.5%	79.0%	70.6%
06/06/2012	06/07/2012	SRI Surgical Express Inc.	Synergy Health	$38.1	(1.9%)	(6.3%)	2.8%
11/20/2012	11/21/2012	Versant Corp.	Actian Corporation	$37.3	10.2%	14.4%	30.4%
10/12/2012	10/15/2012	New Frontier Media Inc.	LFP Broadcasting	$33.5	51.9%	36.5%	27.8%
10/05/2010	10/06/2010	The Center For Wound Healing, Inc.	Sverica International	$33.5	127.0%	136.5%	89.2%
05/11/2012	05/14/2012	Tii Network Technologies, Inc.	Kelta, Inc.	$33.1	48.3%	59.3%	25.7%
08/13/2012	08/14/2012	KSW Inc.	The Related Companies	$33.0	28.9%	32.3%	24.4%
03/02/2011	03/03/2011	EnergyConnect Group, Inc.	Johnson Controls Inc.	$32.4	74.7%	87.8%	80.2%
11/08/2011	11/09/2011	TesCom Software Systems Testing	One Software Technologies	$29.6	13.4%	55.4%	101.5%
08/22/2012	08/23/2012	Presstek Inc.	MAI Holdings, Inc.	$29.5	16.3%	12.4%	(3.8%)
08/12/2011	08/15/2011	Access to Money, Inc.	Cardtronics USA, Inc.	$29.3	159.1%	216.7%	185.0%
09/13/2010	09/14/2010	OI Corp.	ITT Corp.	$28.7	42.9%	51.5%	50.6%
05/17/2011	05/18/2011	5to1 Holding Corp.	Yahoo! Inc.	$28.3	(38.2%)	(79.1%)	(71.6%)
06/01/2010	06/02/2010	Pet DRx Corp.	VCA Antech Inc.	$28.3	28.9%	(1.4%)	(14.0%)
04/05/2011	04/06/2011	AML Communications Inc.	Microsemi Corp.	$28.0	18.5%	19.6%	78.6%
07/05/2011	07/06/2011	Vaughan Foods Inc.	Reser's Fine Foods, Inc.	$27.1	295.0%	287.3%	276.2%
11/30/2012	12/03/2012	Aldila Inc.	Mitsubishi Rayon America, Inc.	$25.0	64.6%	37.9%	105.1%
09/13/2012	09/14/2012	ProPhase Labs, Inc.	Matrixx Initiatives, Inc.	$23.7	24.0%	32.2%	46.8%
04/12/2012	04/13/2012	RF Monolithics Inc.	Murata Electronics	$22.9	80.7%	74.5%	87.4%
08/13/2012	08/14/2012	Viking Systems, Inc.	CONMED Corp.	$22.5	42.5%	68.8%	17.4%
11/10/2010	11/11/2010	Opticom-NKF Inc.	TKH Group	$21.5	54.7%	59.0%	57.9%
03/28/2011	03/29/2011	Cardiogenesis Corp.	CryoLife Inc.	$21.5	42.8%	69.3%	63.2%
06/21/2010	06/22/2010	Proginet Corp.	TIBCO Software Inc.	$21.1	22.3%	74.2%	53.3%
11/09/2011	11/10/2011	Pinnacle Data Systems Inc.	Avnet Integrated Resources	$20.5	111.5%	96.7%	67.8%
11/16/2011	11/17/2011	CTS Valpey Corp.	CTS Corporation	$19.4	62.7%	82.8%	62.1%
10/25/2012	10/26/2012	MOD-PAC Corp.	NA	$19.4	33.8%	52.5%	70.2%
01/10/2011	01/11/2011	Microfluidics International Corp.	IDEX Corp.	$19.3	58.8%	80.0%	64.6%
06/24/2011	06/27/2011	Servidyne, Inc.	SCIenergy, Inc.	$18.9	54.7%	45.4%	33.3%

Source: CapitalIQ

Note: Acquiror with NA means that the specific buyer was not publicly disclosed

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PRELIMINARY DRAFT – SUBJECT TO CHANGE

C PREMIA PAID

Premia Paid (cont'd.)

($ in millions)

Includes all-cash transactions announced between January 31, 2010 – January 31, 2013 with transaction values of between $5mm and $50mm

Unaffected Date	Announced Date	Target	Acquiror	Transaction Value	Premium to: 1 Day Prior	30-Days Prior	60-Days Prior
06/09/2010	06/10/2010	Life Quotes, Inc.	NA	$18.7	31.8%	28.6%	33.3%
09/10/2010	09/13/2010	Synthetech Inc.	W. R. Grace & Co.	$18.6	158.5%	121.2%	93.9%
12/18/2012	12/19/2012	Titanium Asset Management	NA	$18.5	399.3%	399.3%	399.3%
03/29/2012	03/30/2012	Computer Software Innovations, Inc.	Harris Computer Systems, Inc.	$17.9	189.5%	233.3%	340.0%
10/11/2010	10/12/2010	Ulticom Inc.	Platinum Equity	$17.2	(76.7%)	(76.9%)	(80.2%)
02/23/2010	02/24/2010	Summit Gas Resources, Inc.	DLJ Merchant Banking Partners	$17.2	28.3%	0.7%	6.9%
02/17/2010	02/18/2010	PECO II, Inc.	Lineage Power Holdings, Inc.	$16.8	51.0%	3.3%	41.2%
08/31/2010	09/01/2010	ERBA Diagnostics, Inc.	ERBA Diagnostics Mannheim	$15.2	36.5%	38.9%	41.5%
06/28/2012	06/29/2012	LookSmart	Platinum Management	$15.2	35.1%	38.9%	(8.3%)
09/23/2011	09/26/2011	Superclick, Inc.	AT&T Corp.	$15.0	12.8%	34.0%	16.7%
07/12/2012	07/13/2012	WGI Heavy Minerals Inc.	Opta Minerals Inc.	$14.9	140.0%	110.5%	71.4%
04/13/2011	04/14/2011	American Wagering Inc.	William Hill	$14.5	80.0%	125.0%	114.3%
02/08/2012	02/09/2012	BIDZ.com, Inc.	NA	$14.3	44.4%	116.7%	66.0%
06/18/2010	06/21/2010	EXX Inc.	NA	$14.3	244.4%	268.2%	392.1%
06/12/2012	06/13/2012	Princeton Security Technologies, Inc.	Thermo Fisher Scientific, Inc.	$12.9	78.0%	117.1%	78.0%
11/26/2010	11/29/2010	Cytiva Software Inc.	Taleo Corp.	$12.2	50.0%	50.0%	86.7%
11/05/2010	11/08/2010	Biotel Inc.	CardioNet, Inc.	$11.6	170.3%	221.8%	211.9%
04/27/2010	04/28/2010	Fulcrum Pharma	The Halifax Group	$11.6	73.3%	112.7%	67.1%
02/17/2011	02/18/2011	Sonoma West Holdings, Inc.	Stapleton Acquisition Co.	$9.0	54.6%	67.5%	60.8%
08/31/2011	09/01/2011	Clark Holdings Inc.	The Gores Group	$7.8	170.6%	84.0%	53.3%
11/10/2010	11/11/2010	Caprius, Inc.	Vintage Capital Group	$5.2	209.5%	132.1%	116.7%
11/30/2011	12/01/2011	PPT Vision Inc.	Datalogic	$5.2	62.5%	62.5%	18.2%

	1 Day Prior	30-Days Prior	60-Days Prior
High	**399.3%**	**399.3%**	**399.3%**
75th Percentile	**80.7%**	**112.7%**	**89.2%**
Mean	**71.5%**	**78.4%**	**73.7%**
Median	**51.0%**	**62.5%**	**62.1%**
25th Percentile	**28.3%**	**32.3%**	**24.4%**
Low	**(76.7%)**	**(79.1%)**	**(80.2%)**

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Source: CapitalIQ

Note: Acquiror with NA means that the specific buyer was not publicly disclosed

PRELIMINARY DRAFT – SUBJECT TO CHANGE

D WACC Calculation

LAZARD

PRELIMINARY DRAFT – SUBJECT TO CHANGE
D WACC CALCULATION

Weighted Average Cost of Capital Calculation

($ in millions)

Weighted Average Cost of Capital		
Debt Proportion of Capital	0.0%	*Current capital structure assumed to be optimal capital structure*
Equity Proportion of Capital	100.0%	
Assumed Marginal Tax Rate	34.0%	
Levered Beta	1.105	*Median beta of selected public companies*
Risk-Free Rate	2.03%	*10-Yr. Treasury Constant Maturity Rate, 01/30/2013*
Equity Risk Premium	6.62%	*2012 Ibbotson SBBI Valuation Yearbook - 10z Decile*
Cost of Equity, not including Size Premium	**9.35%**	
Size Premium	11.77%	*2012 Ibbotson SBBI Valuation Yearbook - 10z Decile*
Cost of Equity with Size Premium	**21.12%**	
Cost of Capital	**21.12%**	

Selected Companies Unlevered Beta

Ticker	Company Name	Levered Beta	Net Debt	Market Cap	Total Capital	Debt/ Equity	Debt/ Capital	Unlevered Beta
NasdaqCM:DAEG	Daegis Inc.	0.667	$15	$19	$33	78.4%	43.9%	0.44
AMEX:GSB	GlobalSCAPE, Inc.	0.841	($4)	$27	$23	(15.4%)	(18.3%)	0.94
NasdaqCM:SOFO	Sonic Foundry Inc.	1.027	($3)	$20	$17	(16.2%)	(19.3%)	1.15
NasdaqGS:MOTR	Motricity, Inc.	1.617	$3	$27	$30	11.2%	10.0%	1.51
AMEX:EXE	Crexendo, Inc.	1.039	($8)	$25	$17	(30.7%)	(44.4%)	1.30
NasdaqCM:SLTC	Selectica, Inc.	0.893	($6)	$25	$19	(23.9%)	(31.4%)	1.06

Median Debt-to-Equity	**(15.8%)**
Median Debt-to-Capital	**(18.8%)**
Median Unlevered Beta	**1.105**

Sources: 2012 Ibbotson SBBI Valuation Yearbook, Bloomberg, CapitalIQ
Note: Levered beta calculated as adjusted betas – run as five years, weekly against S&P 500, USD currency
Note: Adjusted betas as of January 31, 2013

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